Exhibit 3.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 12b-25

NOTIFICATION OF LATE FILING

(Check One):	[X] Form 10-K [ ] Form 20-F [ ] Form 11-K [ ] Form 10-Q [ ] Form 10-D
[ ] Form N-CEN [ ] Form N-CSR

For Period Ended: December 31, 2019

[ ] Transition Report on Form 10-K
[ ] Transition Report on Form 20-F
[ ] Transition Report on Form 11-K
[ ] Transition Report on Form 10-Q

For the Transition Period Ended:_____________________________

Read Instruction (on back page) Before Preparing Form. Please Print or Type.
Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates:

PART I — REGISTRANT INFORMATION

IMMUNE THERAPEUTICS, INC.

Full Name of Registrant

N/A

Former Name if Applicable

2431 Aloma Ave, Suite 124

Address of Principal Executive Office (Street and Number)

Winter Park, FL 32792

City, State and Zip Code

PART II — RULES 12B-25(B) AND (C)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate).

	(a)	The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

[X]	(b)	The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, Form 11-K, Form N-CEN or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q or subject distribution report on Form 10-D, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and

	(c)	The accountant’s statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III — NARRATIVE

State below in reasonable detail why Forms 10-K, 20-F, 11-K, 10-Q, 10-D, N-CEN, N-CSR, or the transition report or portion thereof, could not be filed within the prescribed time period.

Immune Therapeutics, Inc. (the “Company”) is unable to file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) within the prescribed time period without unreasonable effort or expense.

On March 4, 2020, the Securities and Exchange Commission (“SEC”) issued an order (the “Order”) under the Exchange Act of 1934 (the “Exchange Act”) extending the deadlines for filing certain reports made under the Exchange Act, including annual reports on Form 10-K, for registrants subject to the reporting obligations under the Exchange Act that have been particularly impacted by the coronavirus disease 2019 (“COVID-19”) and which reports have filing deadlines between March 1 and April 30, 2020. The “Company is relying on the Order with respect to its Annual Report on Form 10-K for the year ended December 31, 2019 which was due to be filed with the SEC on or before March 30, 2020.

The Company is relying on the Order due to the suspension of access to in-person operations, access to professional advisors and other financial and operational concerns associated with or caused by COVID-19. The Company anticipates that it will be able to file its Annual Report on Form 10-K for the year ended December 31, 2019 on or before May 14, 2020.

Forward Looking Statements

This notification of late filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this notification that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected material weakness in internal control over financial reporting, the impact of the material weakness on our previously issued consolidated financial statements, any determination regarding the materiality of certain adjustments to the Company’s financial statements, and the Company’s expectations that it will file the Form 10-K within the time period prescribed by Rule 12b-25. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: that the Company is not able to complete its Form 10-K in the time period that it currently expects, the risk that certain adjustments to the Company’s financial statements are deemed material, and the risk that the Company makes additional adjustments to its consolidated financial statements or discovers additional material weaknesses. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this notification. Any such forward-looking statements represent management’s estimates as of the date of this notification. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this notification.

PART IV — OTHER INFORMATION

(1)	Name and telephone number of person to contact in regard to this notification

Peter Aronstam	(888) 613-8802
(Name)	(Area Code and Telephone Number)

(2)	Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s). [X] Yes [ ] No

(3)	Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof? Yes [ ] No [X]

If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

IMMUNE THERAPEUTICS, INC.

(Name of Registrant as specified in charter)

has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	By:	/s/ Peter Aronstam
Peter Aronstam
Chief Financial Officer